Exhibit 10.39

FIFTH AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

THIS FIFTH AMENDMENT TO INDUSTRIAL LEASE AGREEMENT (the “Amendment”) is made and effective as of November 1, 2011, by and between The Economic Development Authority of Montgomery County, Virginia (“Landlord”), formerly known as The Industrial Development Authority of Montgomery County a public body corporate, having a principal place of business at 755 Roanoke Street, Suite 2 H Christiansburg, Virginia 24073, and Luna Innovations Incorporated (“Tenant”), a Virginia corporation having a principal place of business at 1 Riverside Circle, Suite 400, Roanoke, Virginia 24016.

1. Introduction. Landlord and Tenant previously entered into that certain Industrial Lease Agreement dated as of the 21st day of March, 2006, as amended by the First Amendment dated effective as of May 11, 2006, as amended by the Second Amendment (the “Second Amendment”) dated effective as of July 15, 2009, as amended by Third Amendment (the “Third Amendment”) dated effective March 23, 2010, and as amended by Forth Amendment (the “Fourth Amendment”) dated effective as of March 1, 2011 (as amended, the “Lease”). Any capitalized terms used but not defined herein shall have the meanings given to them in the Lease. Section 1.2 of the Lease provides that the Term of the Lease shall expire on September 30, 2012, provided Tenant may renew the Lease for an additional five (5) year period in accordance with Section 2.1. Tenant notified Landlord that it was unwilling to renew the Term based on the existing terms and conditions of the Lease. Thereafter, Landlord contacted Tenant and the parties negotiated and finalized an agreement to extend the Term and modify the amounts paid by Tenant under the Lease, and the parties desire to enter into the Amendment to memorialize their understanding.

Now, therefore, in consideration of the rents, covenants and agreements set forth herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following terms.

2. Extension of the Term. The Term of the Lease is hereby extended and “September 30, 2012” in Section 1.2 of the Lease is hereby deleted and replaced with “November 30, 2014”.

3. Deletion of Renewal Term. Sections 2.1.1 and 2.1.2 of the Lease are hereby deleted in their entirety.

4. Payment of Rent. Section 3.1.1 is hereby amended to provide that beginning December 1, 2011, and for each month thereafter through November 30, 2014, Tenant shall pay Base Rent for the Premises in the amount of Thirty Nine Thousand One Hundred Twenty Five and 00/100 Dollars ($39,125.00).

5. Deletion of Utility Fee and Common Area Maintenance Fee. As of December 1, 2011, the following provisions of the Lease shall be deemed deleted: (i) the next to last sentence of Section 3.1.1, (ii) the remainder of Section 4 after the fourth sentence, (iii) all of Section 8.1.1, and (iv) all references to Utility Fee or Utilities Fee and Common Area Maintenance Fee in the Lease. Tenant shall remain responsible for the payment of the Utility Fee and Common Area Maintenance Fee prior to December 1, 2011, provided that after said date Tenant shall only be required to pay Base Rent for the remainder of the Term. Notwithstanding the foregoing, Tenant agrees that in the event Landlord notifies Tenant in writing that the rate charged by any party providing water, sewer, electric or gas has increased by more than twenty five percent (25%) above the rate charged to Landlord as of the date hereof, Landlord and Tenant shall discuss in good faith a reasonable amount to be paid by Tenant for such charges exceeding one hundred and twenty five percent (125%) of the applicable rate charged Landlord as of the date hereof.

6. Description of the Premises. Exhibit A attached to the Lease is replaced with Exhibit A attached hereto to clarify the square footage contained in the Premises.

7. Miscellaneous. This Amendment may be executed in any number of identical counterparts and, as so executed, shall constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. Except as specifically amended herein, the Lease shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank—Signature Page Follows]

In Witness Whereof, Landlord and Tenant have executed this Amendment as of the date set forth hereinabove.

THE ECONOMIC DEVELOPMENT INCORPORATED AUTHORITY OF MONTGOMERY COUNTY, VIRGINIA		LUNA INNOVATIONS

By:	/s/ Todd M. Murray	By:	/s/ Scott A. Graeff
	Name: Todd M. Murray		Name: Scott A. Graeff
	Title: Chair		Title: CCO and Treasurer

COMMONWEALTH OF VIRGINIA, at large,

COUNTY OF MONTGOMERY, to-wit:

I, the undersigned, a notary public in and for the jurisdiction aforesaid, do hereby certify that Todd M. Murray whose name as Chair of the Economic Development Authority of Montgomery County is signed to the foregoing Lease, has acknowledged the same before me in my jurisdiction aforesaid.

Given under my hand this 21st day of December, 2011. My commission expires: April 30, 2014
Nancy E. Turner
Notary Public

COMMONWEALTH OF VIRGINIA, at large,

City OF ROANOKE, to-wit;

I, the undersigned, a notary public in and for the jurisdiction aforesaid, do hereby certify that Scott A. Graeff, whose name as Chief Commercialization Officer of Luna Innovations Incorporated is signed to the foregoing Lease, has acknowledged the same before me in my jurisdiction aforesaid.

Given under my hand this 29th day of November, 2011.

My commission expires:

Janice Rettinghaus
Notary Public
My commission expires: 31 March 2013
Notary registration #: 7286924

Exhibit A

Description of the Premises